Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports Strong Fourth-Quarter and Full-Year 2020 Results

2021 REVENUE GUIDANCE OF $770 - $790 MILLION

2021 - 2025 REVENUE CAGR OF 10%+ (~5 TIMES MARKET GROWTH)

Fourth-Quarter 2020 Results

•	Earnings per diluted share (“EPS”) of $0.13
•	Adjusted EPS of $0.14
•	Sales of $189.7 million
•	Gross profit of $49.6 million
•	Adjusted gross profit of $50.0 million (26.4% of sales)
•	Operating income of $5.7 million
•	Adjusted operating income of $7.0 million (3.7% of sales)
•	Adjusted EBITDA of $16.2 million (8.6% of sales)

Full-Year 2020 Results

•	Loss per share of ($0.29)
•	Adjusted loss per share of ($0.03)
•	Sales of $648.0 million
•	Gross profit of $154.2 million
•	Adjusted gross profit of $158.1 million (24.4% of sales)
•	Operating loss of ($7.7) million
•	Adjusted operating income of $2.1 million (0.3% of sales)
•	Adjusted EBITDA of $37.9 million (5.8% of sales)

2021 Guidance

•	Adjusted EPS of $0.60 - $0.75 including the expected adverse impact of global supply chain disruptions and unfavorable forecasted currency rates totaling approximately ($0.13) in 2021
•	Sales of $770.0 - $790.0 million
•	Adjusted gross margin of 25.75% - 26.75%
•	Adjusted operating margin of 3.5% - 4.25%
•	Adjusted EBITDA margin of 8.0% - 8.75%
•	Effective tax rate of 22.5% - 27.5%

NOVI, Mich. – February 24, 2021 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the fourth quarter and full-year ended December 31, 2020, with fourth quarter sales of $189.7 million and EPS of $0.13 and full-year sales of $648.0 million and loss per share of ($0.29). Adjusted EPS was $0.14 for the fourth quarter ended December 31, 2020 and adjusted loss per share was ($0.03) for the full-year 2020. The exhibits attached hereto provide reconciliation detail on the normalizing adjustments.

For the fourth quarter ended December 31, 2020, Stoneridge reported gross profit of $49.6 million and adjusted gross profit of $50.0 million (26.4% of sales). Fourth quarter 2020 operating income was $5.7 million and adjusted operating income was $7.0 million (3.7% of sales). Fourth quarter 2020 adjusted EBITDA was $16.2 million (8.6% of sales).

For the full-year ended December 31, 2020, Stoneridge reported gross profit of $154.2 million and adjusted gross profit of $158.1 million (24.4% of sales). 2020 operating loss was ($7.7) million and adjusted operating income was $2.1 million (0.3% of sales). 2020 adjusted EBITDA was $37.9 million (5.8% of sales).

Jon DeGaynor, president and chief executive officer, commented, “As a company, despite the obvious external challenges, we delivered strong financial performance in 2020 by adapting our cost structure to current market conditions and managing our cash position throughout the year. By continuing to focus on reducing material costs and the efficient ramp-up of production facilities as volumes increased, we were able to capture strong incremental margins in the second half of the year, which has created good momentum as we head into 2021. Furthermore, the transformation of the company continued in 2020 as we focused on rationalizing our product portfolio and optimizing our manufacturing footprint to drive long-term profitable growth. MirrorEye® continued to progress throughout the year as we expanded retrofit programs, announced pre-wire availability with Daimler Trucks North America in the third quarter and prepared for the launches of our first OEM programs in 2021. Finally, we continued to invest the necessary capital and resources to ensure the successful launch of our strong backlog1 of new business and continue to build upon the technologies and platforms that will support future growth.”

Fourth Quarter in Review

Control Devices’ fourth quarter 2020 sales totaled $100.4 million, a decrease of $0.5 million, or (0.5%), relative to the third quarter of 2020. Control Devices adjusted gross margin decreased compared to the third quarter of 2020 as a result of slightly reduced sales as well as an increase in expediting costs associated with a significant ramp-up in sales in the second half of the year. The segment’s adjusted operating income decreased relative to the third quarter as a result of lower sales and gross margin slightly offset by lower D&D expenses as a percentage of sales, resulting in an adjusted operating margin of 12.6%. Fourth quarter sales increased by approximately 7.3% relative to the fourth quarter 2019 adjusted sales excluding the impact of divested non-core products business. Fourth quarter adjusted operating margin increased by 190 basis points relative to the fourth quarter 2019 adjusted operating margin excluding the impact of divested non-core products business.

Electronics’ fourth quarter sales totaled $84.1 million, an increase of $13.7 million, or 19.5%, relative to the third quarter of 2020 primarily as a result of continued strong production volumes primarily in the North American and European commercial vehicle markets. Electronics adjusted gross margin increased due to favorable product mix, cost improvements in electronic components and fixed overhead leverage on incremental sales compared to the third quarter of 2020. The segment’s adjusted operating income increased relative to the third quarter as a result of increased sales and gross margin as well as lower SG&A expenses as a percentage of sales, slightly offset by higher D&D expenses as a percentage of sales, resulting in an adjusted operating margin of 5.2%. Fourth quarter sales increased by approximately 4.5% and adjusted operating margin increased by 390 basis points compared to the fourth quarter ended December 31, 2019.

Stoneridge Brazil’s fourth quarter sales totaled $13.3 million, an increase of $0.5 million, or 3.4% relative to the third quarter. Stoneridge Brazil’s adjusted gross margin declined due to the increase in direct material costs due to the impact of foreign currency and global supply chain disruptions on material purchases, partially offset by fixed cost leverage as compared to the third quarter. The segment’s adjusted operating income decreased relative to the third quarter as a result of decreased adjusted gross margin and higher SG&A and D&D expenses as a percentage of sales, resulting in an adjusted operating margin of 1.1%. Fourth quarter sales decreased by 22.2% and adjusted operating margin decreased by 100 basis points compared to the fourth quarter ended December 31, 2019.

DeGaynor continued, “We believe the actions taken in 2020 positioned each of our segments for continued long-term success. Control Devices is increasingly well positioned with a focus on the continued development and commercialization of actuation and electrified powertrain applications that will drive future growth for the segment. In Electronics, we expect strong revenue growth in 2021 as our end markets continue to recover and we launch and ramp-up several large programs during the year, including our first two MirrorEye® OEM programs. Stoneridge Brazil continues to integrate into our global Electronics strategy as we leverage our global engineering footprint and prepare for continued expansion of our local OEM presence. Overall, we will continue to focus our resources on the areas of largest opportunity for the Company and drive long-term value creation for our shareholders.”

Cash and Debt Balances

During the quarter, the Company reduced net debt by approximately $13.5 million relative to the prior quarter and repaid $8.0 million on its existing credit facility. As of December 31, 2020, Stoneridge had cash and cash equivalent balances totaling $73.9 million. Total debt as of December 31, 2020 was $143.7 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 1.8x. The Company had approximately $262.3 million of undrawn commitments under the existing credit facility as of December 31, 2020, which resulted in total undrawn commitments and cash balances of $336.2 million.

2021 Outlook

The Company announced 2021 sales guidance of $770.0 - $790.0 million. The Company noted that 2021 guidance also includes certain assumptions regarding the potential adverse impact of global supply chain disruptions.

Bob Krakowiak, executive vice president and chief financial officer, commented, “We are expecting increased 2021 revenue relative to 2020, with midpoint revenue guidance of $780 million driven primarily by several significant program launches during the year and increased end market production forecasts. Our midpoint revenue guidance implies approximately 20% growth relative to 2020 which implies growth over market of approximately 5%. While we don’t expect a significant annual revenue impact as a result of global supply chain disruptions, we have included an expected adverse margin impact in our guidance due to increased material and logistics costs, which are expected to primarily impact the first half of the year. Moving forward, we expect that the impact of new program launches will drive significant growth, and we have updated our long-term targeted revenue to reflect a compound annual growth rate of at least 10% through 2025, resulting in targeted 2023 revenue of at least $925 million and 2025 revenue of over $1.1 billion. Driven by our strong five-year backlog1, we expect that approximately 85% of our 2025 targeted revenue will be drivetrain agnostic.”

Further, the Company announced guidance for 2021 adjusted gross margin of 25.75% - 26.75%, adjusted operating margin of 3.5% - 4.25% and adjusted EBITDA margin of 8.0% - 8.75% which includes assumptions regarding the impact of the potential global supply chain disruptions.

The Company also announced adjusted earnings per share guidance of $0.60 - $0.75 and an effective tax rate of 22.5% - 27.5%.

Krakowiak continued, “With respect to adjusted earnings per share, we are expecting continued strong incremental contribution on revenue, which will be partially offset by continued investment in engineering resources to support program launches and new technology development. Additionally, we expect external factors, including adverse foreign currency exchange rates, material costs related to global supply chain disruptions and a slight increase to our tax rate, to reduce adjusted EPS by approximately $0.16 in 2021. This results in adjusted EPS guidance of $0.60 to $0.75 in 2021.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2020 fourth quarter and full-year results can be accessed at 9:00 a.m. Eastern Time on Thursday, February 25, 2021, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruption due to natural disasters or other disasters outside of our control, such as the recent coronavirus outbreak;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information

This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2020 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, adjusted EBITDA margin, adjusted contribution margin, net debt, adjusted income (loss) before tax, adjusted income tax benefit and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA, adjusted contribution margin, net debt, adjusted income (loss) before tax and adjusted tax rate should not be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), earnings (loss) per share, debt, income (loss) before tax, income tax benefit or tax rate, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Executive Director Investor Relations and Corporate Strategy (Matthew.Horvath@Stoneridge.com) or Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com)

1 The Company defines backlog as the estimated cumulative awarded sales for the next five years (or “estimated sourced future sales”). Backlog as of December 31, 2020 excludes previously awarded sales related to the particulate matter soot sensor products business due to the planned exit of this business in 2021.

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31, (in thousands, except per share data)	2020	2019	2018
Net sales	$648,006	$834,289	$866,199
Costs and expenses:
Cost of goods sold	493,810	620,556	609,568
Selling, general and administrative	112,474	123,853	138,553
Gain on disposal of Non-core Products, net	-	(33,599)	-
Design and development	49,386	52,198	51,074
Operating (loss) income	(7,664)	71,281	67,004
Interest expense, net	6,124	4,324	4,720
Equity in earnings of investee	(1,536)	(1,578)	(2,038)
Other (income) expense, net	(1,528)	142	(736)
(Loss) income before income taxes	(10,724)	68,393	65,058
(Benefit) provision for income taxes	(2,774)	8,102	11,210
Net (loss) income	$(7,950)	$60,291	$53,848

(Loss) earnings per share:
Basic	$(0.29)	$2.17	$1.90
Diluted	$(0.29)	$2.13	$1.85
Weighted-average shares outstanding:
Basic	27,025	27,792	28,402
Diluted	27,025	28,270	29,080

CONSOLIDATED BALANCE SHEETS

December 31, (in thousands)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$73,919	$69,403
Accounts receivable, less reserves of $817 and $1,289, respectively	136,745	138,564
Inventories, net	90,548	93,449
Prepaid expenses and other current assets	33,452	29,850
Total current assets	334,664	331,266
Long-term assets:
Property, plant and equipment, net	119,324	122,483
Intangible assets, net	55,394	58,122
Goodwill	39,104	35,874
Operating lease right-of-use asset	18,944	22,027
Investments and other long-term assets, net	53,978	32,437
Total long-term assets	286,744	270,943
Total assets	$621,408	$602,209

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$7,673	$2,672
Accounts payable	86,103	80,701
Accrued expenses and other current liabilities	52,272	55,223
Total current liabilities	146,048	138,596
Long-term liabilities:
Revolving credit facility	136,000	126,000
Long-term debt, net	-	454
Deferred income taxes	12,935	12,530
Operating lease long-term liability	15,434	17,971
Other long-term liabilities	14,357	16,754
Total long-term liabilities	178,726	173,709
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,006 and 27,408 shares outstanding at December 31, 2020 and 2019, respectively, with no stated value	-	-
Additional paid-in capital	234,409	225,607
Common Shares held in treasury, 1,960 and 1,558 shares at December 31, 2020 and 2019, respectively, at cost	(60,482)	(50,773)
Retained earnings	212,342	206,542
Accumulated other comprehensive loss	(89,635)	(91,472)
Total shareholders' equity	296,634	289,904
Total liabilities and shareholders' equity	$621,408	$602,209

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31, (in thousands)	2020	2019	2018
OPERATING ACTIVITIES:
Net (loss) income	$(7,950)	$60,291	$53,848
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	27,309	24,904	22,786
Amortization, including accretion and write-off of deferred financing costs	5,926	6,579	6,731
Deferred income taxes	(7,953)	5,586	2,552
Earnings of equity method investee	(1,536)	(1,578)	(2,038)
Loss (gain) on sale of fixed assets	185	(98)	333
Share-based compensation expense	5,888	6,191	5,632
Excess tax benefit related to share-based compensation expense	(46)	(1,289)	(1,584)
Gain on disposal of Non-core Products, net	-	(33,599)	-
Property, plant and equipment impairment charge	2,349	-	-
Intangible impairment charge	-	-	202
Change in fair value of earn-out contingent consideration	(3,196)	2,308	213
Changes in operating assets and liabilities:
Accounts receivable, net	4,164	(1,353)	(3,575)
Inventories, net	4,000	(15,653)	(10,002)
Prepaid expenses and other assets	1,342	(8,898)	2,291
Accounts payable	3,642	(6,980)	11,054
Accrued expenses and other liabilities	(5,483)	(11,906)	(7,671)
Net cash provided by operating activities	28,641	24,505	80,772

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(32,462)	(39,467)	(29,027)
Proceeds from sale of fixed assets	127	382	111
Insurance proceeds for fixed assets	-	-	1,403
Proceeds from disposal of Non-core Products	-	34,386	-
Investment in venture capital fund	(1,550)	(1,600)	(437)
Net cash used for investing activities	(33,885)	(6,299)	(27,950)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	71,500	112,000	27,500
Revolving credit facility payments	(61,500)	(82,000)	(52,500)
Proceeds from issuance of debt	41,104	2,208	415
Repayments of debt	(36,749)	(1,587)	(5,071)
Earn-out consideration cash payment	-	(3,394)	-
Other financing costs	(1,074)	(1,366)	-
Common Share repurchase program	(4,995)	(50,000)	-
Repurchase of Common Shares to satisfy employee tax withholding	(1,773)	(4,119)	(4,214)
Net cash provided by (used for) financing activities	6,513	(28,258)	(33,870)

Effect of exchange rate changes on cash and cash equivalents	3,247	(1,637)	(3,863)
Net change in cash and cash equivalents	4,516	(11,689)	15,089
Cash and cash equivalents at beginning of period	69,403	81,092	66,003

Cash and cash equivalents at end of period	$73,919	$69,403	$81,092

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,620	$4,401	$4,997
Cash (received) paid for income taxes, net	$(254)	$12,222	$13,213

Supplemental disclosure of non-cash activity:
Adoption of ASU 2019-12 (Note 2)*	$13,750	$-	$-

*Refer to Note 2 of the Form 10-K as of December 31, 2020

Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Adjusted EPS
(USD in millions)	Q4 2020	Q4 2020 EPS
Net Income	$3.6	$0.13

Less: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.2)	(0.01)
Add: After-Tax Restructuring Costs	0.7	0.03
Less: After-Tax Earnings in Autotech Fund Investment	0.1	0.00
Add: After-Tax Impact of Valuation Allowance	(1.0)	(0.04)
Add: After-Tax Business Realignment Costs	0.4	0.02
Adjusted Net Income	$3.7	$0.14

Reconciliation of Adjusted EPS
(USD in millions)	2020	2020
Net Income	$(8.0)	$(0.29)

Less: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(3.2)	(0.12)
Add: After-Tax Restructuring Costs	7.6	0.28
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	0.00
Add: After-Tax Impact of Valuation Allowance	(0.7)	(0.03)
Add: After-Tax Business Realignment Costs	3.4	0.13
Adjusted Net Income	$(0.8)	(0.03)

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

Reconciliation of Control Devices Adjusted Operating Income (Loss)
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Control Devices Operating Income (Loss)	$11.9	$44.4	$9.8	$7.2	$73.3	$7.3	$(9.7)	$12.5	$12.0	$22.1

Add: Pre-Tax Restructuring Costs	2.2	3.5	3.6	3.0	12.2	2.2	3.0	0.5	0.6	6.4
Less: Pre-Tax Gain from Disposal of Non-Core Products	-	(35.0)	-	-	(35.0)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	0.5	-	-	0.2	0.7	0.4	1.0	0.3	0.1	1.8
Control Devices Adjusted Operating Income (Loss)	$14.7	$12.9	$13.3	$10.4	$51.3	$9.9	$(5.6)	$13.3	$12.6	$30.2

Reconciliation of Electronics Adjusted Operating Income (Loss)
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Electronics Operating Income (Loss)	$9.0	$7.6	$7.7	$0.8	$25.0	$2.9	$(11.0)	$0.6	$3.9	$(3.7)

Add: Pre-Tax Restructuring Costs	0.2	0.1	0.1	0.2	0.6	0.0	1.6	0.6	0.2	2.4
Add: Pre-Tax Business Realignment Costs	-	-	-	0.1	0.1	-	1.3	0.1	0.3	1.7
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	-	-	(0.8)	-	(0.8)	-	-	-	-	-
Add: Pre-Tax Capitalized Software Development Capitalized in Q3	0.2	0.7	-	-	0.8	-	-	-	-	-
Electronics Adjusted Operating Income (Loss)	$9.4	$8.3	$6.9	$1.0	$25.7	$2.9	$(8.1)	$1.3	$4.3	$0.4

Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Stoneridge Brazil Operating Income (Loss)	$0.7	$6.4	$(0.5)	$(0.1)	$6.5	$0.9	$(0.9)	$3.4	$0.3	$3.8

Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.5	0.5	0.9	0.4	2.3	(0.6)	0.4	(2.8)	(0.2)	(3.2)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	-	(6.5)	-	-	(6.5)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	-	-	-	-	-	0.2	-	0.0	0.1	0.2
Stoneridge Brazil Adjusted Operating Income (Loss)	$1.1	$0.4	$0.5	$0.4	$2.4	$0.4	$(0.5)	$0.6	$0.1	$0.7

Exhibit 3 – Adjusted Operating Income (Loss)

Reconciliation of Adjusted Operating Income (Loss)
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Operating Income (Loss)	$11.7	$49.2	$9.3	$1.1	$71.3	$3.7	$(26.8)	$9.8	$5.7	$(7.7)

Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.5	0.5	0.9	0.4	2.3	(0.6)	0.4	(2.8)	(0.2)	(3.2)
Add(Less): Pre-Tax Loss (Earnings) in Autotech Fund Investment	-	-		0.2	0.2	0.0	0.1	(0.3)	0.2	-
Add: Pre-Tax Restructuring Costs	2.8	3.6	3.7	3.4	13.4	2.2	4.6	1.1	0.8	8.8
Add: Pre-Tax Share-Based Comp Accelerated Vesting	-	0.5	0.2	-	0.7	0.1	0.0	-	-	0.1
Add: Pre-Tax Business Realignment Costs	1.1	-	0.4	0.3	1.8	0.6	2.6	0.4	0.4	4.0
Less: Pre-Tax Gain from Disposal of Non-Core Products	-	(33.9)	-	-	(33.9)	-	-	-	-	-
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	-	(6.5)	-	-	(6.5)	-	-	-	-	-
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	-	(1.4)	-	-	(1.4)	-	-	-	-	-
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	-	-	(0.8)	-	(0.8)	-	-	-	-	-
Add: Pre-Tax Capitalized Software Development Capitalized in Q3	0.2	0.7		-	0.8	-	-	-	-	-
Adjusted Operating Income (Loss)	$16.2	$12.6	$13.7	$5.5	$48.0	$6.0	$(19.1)	$8.2	$7.0	$2.1

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Income (Loss) Before Tax	$11.5	$48.8	$8.1	$(0.0)	$68.4	$4.7	$(28.5)	$8.5	$4.5	$(10.7)
Interest expense, net	1.0	1.0	1.1	1.2	4.3	1.0	1.4	1.9	1.8	6.1
Depreciation and amortization	7.2	7.6	7.9	8.1	30.9	8.1	7.9	8.1	8.6	32.7
EBITDA	$19.7	$57.4	$17.1	$9.3	$103.6	$13.8	$(19.2)	$18.5	$14.9	$28.1
Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.5	0.5	0.9	0.4	2.3	(0.6)	0.4	(2.8)	(0.2)	(3.2)
Add(Less): Pre-Tax Loss (Earnings) in Autotech Fund Investment	(0.0)	-	-	0.2	0.2	0.0	0.1	(0.3)	0.2	-
Add: Pre-Tax Restructuring Costs	2.8	3.6	3.7	3.4	13.4	2.2	4.6	1.1	0.8	8.8
Add: Pre-Tax Business Realignment Costs	1.1	-	0.4	0.3	1.8	0.6	2.6	0.4	0.4	4.0
Less: Pre-Tax Gain from Disposal of Non-Core Products	-	(33.9)	-	-	(33.9)	-	-	-	-	-
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	-	(6.5)	-	-	(6.5)	-	-	-	-	-
Add: Pre-Tax Share-Based Comp Accelerated Vesting	-	0.5	0.2	-	0.7	0.1	0.0	-	-	0.1
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	-	-	(0.8)	-	(0.8)	-	-	-	-	-
Add: Pre-Tax Capitalized Software Development Capitalized in Q3	0.2	0.7	-	-	0.8	-	-	-	-	-
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	-	(1.4)	-	-	(1.4)	-	-	-	-	-
Adjusted EBITDA	$24.2	$20.9	$21.5	$13.7	$80.3	$16.1	$(11.4)	$16.9	$16.2	$37.9

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Gross Profit	$60.9	$56.8	$51.9	$44.2	$213.7	$45.4	$13.3	$46.0	$49.6	$154.2

Add: Pre-Tax Restructuring Costs	1.3	2.4	2.5	1.5	7.6	1.5	0.2	0.6	0.3	2.6
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	-	(1.4)	-	-	(1.4)	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	-	-	-	-	-	0.1	0.9	0.1	0.1	1.2
Adjusted Gross Profit	$62.1	$57.8	$54.4	$45.6	$219.9	$47.0	$14.4	$46.7	$50.0	$158.1

Exhibit 6 – Adjusted Sales

Reconciliation of Adjusted Sales
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Sales	$218.3	$222.2	$203.4	$190.4	$834.3	$183.0	$99.5	$175.8	$189.7	$648.0

Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	-	(4.2)	-	-	(4.2)	-	-	-	-	-
Adjusted Sales	$218.3	$218.1	$203.4	$190.4	$830.1	$183.0	$99.5	$175.8	$189.7	$648.0

Reconciliation of Adjusted Sales Excluding Disposed Non-Core Products
(USD in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020
Adjusted Sales	$218.3	$218.1	$203.4	$190.4	$830.1	$183.0	$99.5	$175.8	$189.7	$648.0

Less: Pre-Tax Sales from Disposed Non-Core Products	(11.1)	(9.1)	(10.8)	(6.5)	(37.4)	-	-	-	-	-
Adjusted Sales Excluding Disposed Non-Core Products	$207.2	$209.0	$192.6	$183.9	$792.7	$183.0	$99.5	$175.8	$189.7	$648.0

Exhibit 7 – Control Devices Adjusted Sales

Reconciliation of Control Devices Adjusted Sales
(USD in millions)	Q4 2019	Q4 2020
Control Devices Sales	$100.0	$100.4

Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	-	-
Adjusted Control Devices Sales	$100.0	$100.4

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Non-Core Products
(USD in millions)	Q4 2019	Q4 2020
Adjusted Control Devices Sales	$100.0	$100.4

Less: Sales from Disposed Non-Core Products	(6.5)	-
Adjusted Control Devices Sales Excluding Disposed Non-Core Products	$93.5	$100.4

Exhibit 8 – Control Devices Adjusted Operating Income Excluding Disposed Non-Core Products

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Non-Core Products
(USD in millions)	Q4 2019	Q4 2020
Adjusted Operating Income	$10.4	$12.6

Less: Pre-Tax Gain from Disposed Non-Core Products	(0.4)	-
Adjusted Operating Income Excluding Disposed Non-Core Products	$10.0	$12.6

Exhibit 9 – Adjusted Tax Rate

Reconciliation of Adjusted Tax Rate
(USD in millions)	2020
Loss Before Tax	$(10.7)

Less: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(3.2)
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1
Add: Pre-Tax Restructuring Costs	8.8
Add: Pre-Tax Business Realignment Costs	4.0
Adjusted Loss Before Tax	$(1.0)

Income Tax Benefit	$(2.8)

Add: Tax Impact From Pre-Tax Adjustments	1.9
Add: After-Tax Impact of Valuation Allowance	0.7

Adjusted Income Tax Benefit	$(0.2)

Adjusted Tax Rate	19.7%